                                AMAX GOLD INC.

                              EXCESS BENEFIT PLAN






                       Effective as of November 15, 1993

                                 INTRODUCTION

     The Amax Gold Inc. Excess Benefit Pension Plan (hereinafter the "Excess Benefit Plan") was authorized by the Board of Directors of Amax Gold Inc. (the "Company") to be effective as of November 15, 1993. The purpose of the Plan was to provide a means of restoring the benefits of those employees of the Company (as hereinafter defined) and its subsidiaries participating in the Amax Gold Inc. Employees Retirement Plan (hereinafter the "Pension Plan") with respect to whom benefits under the Pension Plan are limited by application of the limitations imposed on qualified plans by the Employee Retirement Income Security Act of 1974 (hereinafter "ERISA"), and Internal Revenue Code (the "Code"), Section 415 enacted pursuant thereto, and for those employees whose compensation exceeded the amount which may be taken into account under Section 401(a)(17) of the Code.

     The Company intends to maintain the Plan (as hereinafter defined) indefinitely. The Plan provides for the Company to pay all benefits and administrative costs from its general assets.

                                AMAX GOLD INC.
                              EXCESS BENEFIT PLAN
                               TABLE OF CONTENTS
                               -----------------

ARTICLE                                                Page
                                                       ----
I    DEFINITIONS......................................   1

     1.01  Definitions................................   1

II   AMOUNT AND PAYMENT OF
      EXCESS RETIREMENT BENEFITS......................   6

     2.01  Amount of Benefits.........................   6
     2.02  Vesting....................................   7
     2.03  Payment of Benefits........................   7
     2.04  Change of Beneficiary......................   8

III  GENERAL PROVISIONS...............................   9

     3.01  Funding....................................   9
     3.02  Duration of Benefits.......................  10

IV   ADMINISTRATION...................................  10

     4.01  Modification, Amendment, Etc...............  10
     4.02  Termination and Discontinuance.............  10
     4.03  Special Provisions Upon Change of Control..  11
     4.04  Administration and Interpretation..........  11
     4.05  Appointment of Subcommittees...............  11
     4.06  No Contract of Employment..................  11
     4.07  Facility of Payment........................  12
     4.08  Withholding Taxes..........................  12
     4.09  Nonalienation                                12
     4.10  Construction                                 12
     4.11  Claims Procedure...........................  13

                                      -i-
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                                AMAX GOLD INC.
                              EXCESS BENEFIT PLAN

                                   ARTICLE I

                                  DEFINITIONS

1.01 DEFINITIONS. The following terms when capitalized herein shall have the meanings assigned below.

     AFFILIATED COMPANY. Means any company which is a member of a controlled group of corporations (as defined in Section 414(b) of the Code) which also includes the Company as a member; any trade or business under common control (as defined in Section 414(c) of the Code) with the Company, any organization (whether or not incorporated) which is a member of an affiliated service group (as defined in Section 414(m) of the Code) which includes the Company; and any other entity required to be aggregated with the Company pursuant to regulations under Section 414(o) of the Code. For purposes of this Plan, the definitions in Sections 414(b) and (c) of the Code shall be modified as provided in Section 415(h) of the Code.

     BENEFICIAL OWNER. Means, with respect to any securities, any person who, directly or indirectly, has or shares the right to vote or dispose of such securities or otherwise has "beneficial ownership" of such securities (within the meaning of Rule 13d-3 and Rule 13d-5 (as such Rules are in effect on November 15, 1993) under the Securities Act of 1934, as amended the ("Exchange Act")), including pursuant to any agreement, arrangement or understanding (whether or not in writing); provided, however, that (i) a person shall not be deemed the Beneficial Owner of any security as a result of any agreement, arrangement or understanding to vote such security (A) arising solely from a revocable proxy or consent solicited pursuant to, and in accordance with, the applicable provisions of the Exchange Act and the rules and regulations thereunder or (B) made in connection with, or otherwise to participate in, a proxy or consent solicitation made, or to be made, pursuant to, and in accordance with, the applicable provisions of the Exchange Act and the rules and regulations thereunder, in either case described in clause (A) or clause (B) above whether or not such agreement, arrangement or understanding is also then reportable by such person on
     Schedule 13D under the Exchange Act (or any comparable or successor report), and (ii) a person engaged in business as an underwriter of securities shall not be deemed to be the Beneficial Owner of any securities acquired through such person's participation in good faith in a firm commitment underwriting until the expiration of forty days after the date of such acquisition.

     Board of Directors.  The Board of Directors of Amax Gold Inc.
     -------------------

     Change in Control.  Means the occurrence of any of the following events:
     ------------------

     (i) any person other than AMAX Inc., a New York corporation, or any successor to AMAX Inc. by merger, consolidation or sale of substantially all of its assets ("Amax or its Successor") is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 20 percent or more of the combined voting power of the Company's then-outstanding securities (a "20% Beneficial Owner"); provided however, that (a) the term "20% Beneficial Owner" shall not include any Beneficial Owner who has crossed such 20 percent threshold while Amax or its Successor owns more of the combined voting power of the Company's then outstanding securities than such Beneficial Owner or such Beneficial Owner crossed such 20 percent threshold solely as a result of an acquisition of securities directly from the Company, or solely as a result of an acquisitions by the Company of Company securities until, in each case, such time thereafter as such person acquires additional voting securities other than directly from the Company and, after giving effect to such acquisition, such person would constitute a 20% Beneficial Owner and own more of the combined voting power of the Company's then outstanding securities than Amax or its Successor owns; and (b) with respect to any person eligible to file a Schedule 13G pursuant to Rule 133-1(b)(1)(ii) under the Exchange Act with respect to Company securities (an "Institutional Investor"), there shall be excluded from the number of securities deemed to be beneficially owned by such person a number of securities representing not more than 10 percent of the combined voting power of the Company's then-outstanding securities;

     (ii) during any period of two consecutive years beginning after January 1, 1993, individuals who at the beginning of such period constitute the Board of Directors of the Company together with those individuals who first become Directors during such period (other than by reason of an agreement with the Company in settlement of a proxy contest for the election of directors) and whose election or nomination for election to the Board was approved by a vote of at least two-thirds (2/3) of the Directors then still in office who either were Directors at the beginning of the period or whose election or nomination for election was previously so approved (the "Continuing Directors"), cease for any reason to constitute a majority of the Board of Directors of the Company;

    (iii) the stockholders of the Company approve a merger, consolidation, recapitalization or reorganization of the Company, or a reverse stock split of any class of voting securities of the Company, or the consummation of any such transaction if stockholder approval is not obtained, other than any such transaction which would result in at least 75% of the total voting power represented by the voting securities of the Company or the surviving entity outstanding immediately after such transaction being beneficially owned by persons who together owned at least 75% of the combined voting power of the voting securities of the Company outstanding immediately prior to such transaction, with the relative voting power of each such continuing holder compared to the voting power of each other continuing holder not substantially altered as a result of the transaction; provided that, for purposes of this paragraph (iii), such continuity of ownership (and preservation of relative voting power) shall be deemed to be satisfied if the failure to meet such 75% threshold (or to preserve such relative voting power) is due solely to the acquisition of voting securities by an employee benefit plan of the Company or such surviving entity or of any subsidiary of the Company or such surviving entity;

     (iv) the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or an agreement for the sale or disposition of all or substantially all the assets of the Company; or

     (v) any other event which the Board of Directors of the Company determines shall constitute a Change in Control for purposes of this Plan;

     provided, however, that a Change in Control shall not be deemed to have occurred if one of the following exceptions applies:

     (1) Unless a majority of the Continuing Directors of the Company determines that the exception set forth in this paragraph (1) shall not apply, none of the foregoing conditions would have been satisfied but for one or more of the following persons acquiring or otherwise becoming the Beneficial Owners of securities of the Company: (A) any person who has entered into a binding agreement with the Company, which agreement has been approved by two-thirds (2/3) of the Continuing Directors, limiting the acquisition of additional voting securities by such person, the solicitation of proxies by such person or proposals by such person concerning a business combination with the Company (a "Standstill Agreement"); (B) any employee benefit plan, or trustee or other fiduciary thereof, maintained by the Company, Amax or its Successor or any subsidiary of the Company or of Amax or its Successor; (C) any subsidiary of the Company or of Amax or its Successor; or (D) the Company; or

     (2) Unless a majority of the Continuing Directors of the Company determines that the exception set forth in this paragraph (2) shall not apply, none of the foregoing conditions would have been satisfied but for the acquisition by the Company of another entity (whether by the merger or consolidation, the acquisition of stock or assets, or otherwise) in exchange, in whole or in part, for securities of the Company, provided that, immediately following such acquisition, the Continuing Directors constitute a majority of the Board of Directors of the Company, or a majority of the board of directors of any other surviving entity, and, in either case, no agreement, arrangement or understanding exists at that time which would cause such Continuing Directors to cease thereafter to constitute a majority of the Board of Directors or of such other board of directors.

     Notwithstanding the foregoing, unless a majority of the Continuing Directors determines otherwise, no Change in Control shall be deemed to have occurred with respect to a particular Participant if the Change in Control results from actions or events in which such Participant is a participant in a capacity other than solely as an officer, employee or director of the Company.

     Code.  The Internal Revenue Code of 1986, as amended from time to time.

     Committee. The Committee responsible for the administration of the Pension Plan.

     Company. Amax Gold Inc. or any successor by merger, consolidation, sale of assets or otherwise, with respect to its employees and those of its divisions, subsidiaries and Affiliated Companies which are designated as participating companies, with respect to their employees, under the Thrift Plan or Pension Plan.

     Compensation.  An employee's compensation as defined under the Pension
     Plan.

     Participant. Each participant in the Pension Plan whose annual benefit exceeds the limitations imposed by Code Sections 415(b) or 415(e) and each participant in the Pension Plan who qualifies as a member of a select group of management employees or highly compensated employees as defined in ERISA
     Section 201(2) whose benefit is limited by reason of the Code Section 401(a)(17) limitation on Compensation shall participate hereunder.

     Pension Plan. The Amax Gold Inc. Employee Retirement Plan, as amended from time to time.

     Plan. The Amax Gold Inc. Excess Benefit Plan, as set forth herein or as amended from time to time.

     Plan Year.  The calendar year.

     Retirement Allowance.  Annual payments under the Pension Plan.


                                   ARTICLE II

                             AMOUNT AND PAYMENT OF
                           EXCESS RETIREMENT BENEFITS


2.01 Amount of Benefits. The benefits under Article II with respect to a participant shall be a monthly payment for the life of the Participant beginning at the Participant's Normal Retirement Date under the Pension Plan equal to the excess, if any, of (i) the monthly retirement income which would have been payable under Section 4.02(a) of the Pension Plan and adjusted, as appropriate, under Section 4.03 of the Pension Plan for Participants who meet the requirements thereunder, and adjusted under
     Section 4.04 of the Pension Plan for Participants who meet the requirements thereunder, determined without regard to the provisions contained in
     Section 4.02(d) of the Pension Plan relating to the maximum limitation on pensions and without regard to the limitation on Compensation contained in
     Section 1.10 of the Pension Plan, over (ii) the amount of Excess Retirement Benefits actually paid under Article IV of the AMAX, Inc. Excess Retirement Benefit Plan, if any and (iii) the amount actually payable under the Pension Plan, assuming benefits under the Pension Plan are payable for the life of the Participant beginning at such Participant's Normal Retirement Date.

2.02 Vesting.

(a)  A Participant's vested Percentage in the benefits payable under this
     Article II shall be the same as the Participant's vested percentage in his Retirement Allowance.

(b) Notwithstanding any provision of this Plan to the contrary, in the event of a Change in Control, all Participants shall become fully vested in the benefits provided under this Plan.

2.03 Payment of Benefits.

(a) Following a Participant's retirement or other termination of employment with the Company, other than by reason of death, the Participant shall receive the benefit payable under Section 2.01 above in the same form and at the same time as the Participant receives a Retirement Allowance under the Pension Plan.

(b) In the event a Participant dies while in active service with the Company, the Participant's surviving spouse, if any, shall receive a monthly payment for the life of the surviving spouse equal to the excess, if any, of (i) the monthly income that would have been payable to such spouse under
     Section 4.05 of the Pension Plan, without regard to the provisions of
     Section 4.02(d) of the Pension Plan relating to the maximum limitation on pensions, and without regard to the limitation on Compensation contained in
     Section 1.10 of the Pension Plan, over (ii) the amount actually payable to such spouse under the Pension Plan.

(c) Notwithstanding the foregoing paragraphs (a) and (b) of this Section 2.02, if the lump sum value of the benefits payable to or on behalf of a Participant under this Article II, determined in accordance with Section 4.07(a) of the Pension Plan, is less than $50,000, then such lump sum amount shall be paid to such Participant, or such Participant's spouse, as the case may be, as soon as practicable following the date such benefits would otherwise have commenced.

(d) Notwithstanding any provision of this Plan to the contrary, upon the occurrence of a Change in Control the benefit that would become payable to or on behalf of a

     Participant under this Article II as if the Participant terminated employment with the Company on the date of the Change in Control shall become payable. All benefits previously payable and the benefits that become payable under this Section 2.03(d) shall be paid in the lump sum form, determined in accordance with Section 4.07(a) of the Pension Plan as of the date of Change in Control

2.04 Change of Beneficiary.  In the event the benefit is payable under this
     Article II to the Participant in a form other than an annuity for the life of the Participant following the Participant's retirement or other termination of employment with the Company, other than by reason of death, the Participant may, at any time, upon written notice to the Committee, change the beneficiary under this Plan to anyone, including his estate. In the event of a change of beneficiary under this Plan to anyone, including his estate In the event of a change of beneficiary hereunder, no consent of the beneficiary previously designated will be required. However, payments under this Plan to any beneficiary named by the Participant shall be payable in the same amount and for the same duration as the benefits that would have been payable to the person named as beneficiary by the Participant when his benefits under the Plan commence.


                                  ARTICLE III

                               GENERAL PROVISIONS


3.01 Funding.

(a) All amounts payable in accordance with this Plan shall constitute a contractual general unsecured obligation of the Company. Such amounts as well as any administrative costs relating to the Plan, shall be paid out of the general assets of the Company, to the extent not paid from the assets of the Trust established pursuant to paragraph (b) below.

(b) The Company may establish a grantor trust for the benefit of Participants with accounts under the Amax Gold, Inc. Defined Compensation Plan. Assets to pay benefit liabilities accruing under this Plan may be placed in the Trust and shall be held separate and apart from other Company funds, and shall be used exclusively for the purposes set forth in the Plan and the applicable trust agreement, subject to the following conditions:

     (i) the creation of the Trust shall not cause the Plan to be other than "unfunded" for purposes of Title I of the Employee Retirement Income Security Act of 1974;

     (ii) the Company shall be treated as "grantor" of the Trust for purposes of Section 577 of the Code; and

     (iii) the agreement of the Trust shall provide that its assets may be used upon the insolvency of the Company to satisfy claims of the Company's general creditors, and that the rights of such general creditors are enforceable by them under federal and state law.

3.02 Duration of Benefits. Benefits shall accrue under the Plan on behalf of a Participant only for so long as the provisions of Sections 415 or 401(a)(17) of the Code actually limit the Retirement Allowance that is payable under the Pension Plan.


                                  ARTICLE IV

                                ADMINISTRATION


4.01 Modification, Amendment, Etc. The Board of Directors reserves the right to modify, amend in whole or in part, discontinue benefit accrual under, or terminate the Plan at any time. However, no modification or amendment shall be made to Section 2.02(b), or 4.02 and no modification, discontinuance, amendment or termination shall adversely affect the right of any Participant to receive the benefits accrued as of the date of such modification, discontinuance, amendment, or termination.

4.02 Termination and Discontinuance. If the Company terminates the Plan, or discontinues benefit accruals thereunder, Participants shall continue to vest in their accrued benefits in accordance with Section 2.02 and benefits under the Plan shall be paid in the manner and at the times indicated in
     Article II, unless the Board of Directors shall determine in its sole and absolute discretion that Participants shall be fully vested in their benefits, in which case benefits under the Plan shall be paid within 90 days of such determination. If benefit accruals have been discontinued under the Plan, the Company may recommence such accruals at any time by appropriate action.

4.03 Special Provisions Upon Change of Control. Notwithstanding the provisions of Section 4.01 and Section 4.02, however, upon the occurrence of a Change in Control and at all times thereafter, the Board of Directors of the Company shall not discontinue, terminate, suspend or amend the Plan, in whole or in part, in any manner that would adversely affect the right of any Participant to receive the benefits otherwise provided under the Plan as of the effective date of such action by the Board of Directors.

4.04 Administration and Interpretation. Full power and authority to construe, interpret and administer the Plan shall be vested in the Committee. Any interpretation of the Plan by the Committee or any administrative act by the Committee shall be final and binding on all Participants. All rules relating to the quorum of the Committee and to the conduct of its business shall also apply to the Committee in administering this Plan.

4.05 Appointment of Subcommittees. The members of the Committee may appoint from their number such subcommittees with such powers as they shall determine, may authorize one or more of their number of any agent to execute or deliver any instrument or instruments in their behalf, and may employ such counsel, agents and other services as they may require in carrying out their duties. Subject to the limitations of the Plan, the Committee shall, from time to time, establish rules and regulations for the administration of the Plan and the transaction of its business and

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     shall maintain or cause to be maintained all records which it shall deem necessary for purposes of the Plan.

4.06 No Contract of Employment. The establishment of the Plan shall not be construed as conferring any legal rights upon any person for a continuation of employment, nor shall it interfere with the rights of the Company to discharge any employee and to treat him without regard to the effect which such treatment might have upon him as a Participant in the Plan.

4.07 Facility of Payment. In the event that the Committee shall find that a Participant is unable to care for his affairs because of illness or accident, the Committee may direct that any benefit payment due him, unless a claim shall have been made therefor by a duly appointed legal representative, be paid to his spouse, a child, a partner or other blood relative, or to a person with whom he resides, and any such payment so made shall be a complete discharge of the liabilities of the Company and the Plan therefor.

4.08 Withholding Taxes. The Company and the Trustee shall have the right to deduct from each payment to be made under the Plan and the Trust any required withholding or other taxes.

4.09 Nonalienation. Subject to any applicable law, no benefit under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, and any attempt to do so shall be void, nor shall any such benefit be in any manner liable for or subject to garnishment, attachment, execution of levy, or liability for or subject to the debts, contracts, liabilities, engagements or torts of a Participant.

4.10 Construction.

(a) The Plan shall be construed, regulated and administered under the laws of the State of Colorado to the extent not preempted by the Employee Retirement Income Security Act of 1974 or other federal law.

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

(b) When used herein the masculine pronoun shall include the feminine pronoun, and the singular shall include the plural, where appropriate.

4.11 Claims Procedure:

(a) Filing and Initial Determination of Claim: Any Participant, beneficiary, or his duly authorized representative may file a claim for a Plan benefit to which the claimant believes that he or she is entitled. Such a claim must be in writing and delivered to the Committee in person on by express delivery service or certified mail, postage prepaid. Within 90 days after receipt of such claim, the Committee shall send to the claimant by certified mail, postage prepaid, notice of the granting or denying, in whole or in part, of such claim, unless special circumstances require an extension of time for processing the claim. In no event may the extension exceed 90 days from the end of the initial period. If such extension is necessary, the claimant will be given a written notice to this effect prior to the expiration of the initial 90-day period. The Committee shall have full discretion to deny or grant a claim in whole or in part. If notice of the denial of a claim is not furnished in accordance with this paragraph
     (a), the claim shall be deemed denied as of the 100th day after receipt of such claim (or the 10th day after the expiration of any extension of time of which claimant has been given written notice by the Committee) and the claimant shall be permitted to exercise his right of review pursuant to paragraphs (c) and (d) of this section.

(b) Duty of Committee Upon Denial of Claim: The Committee shall provide to every claimant who is denied a claim for benefits written notice setting forth in a manner calculated to be understood by the claimant:

     (1)  the specific reason or reasons for the denial;

     (2) specific reference to pertinent Plan provisions on which the denial is based;

     (3) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material is necessary; and

     (4)  an explanation of the Plan's claim review procedure.

(c) Request for Review of Claim Denial: Within 60 days after receipt by the claimant of written notification of the denial in whole or in part of his claim (or, if notice of denial has not been given, within 60 days after the date as of which the claim is deemed denied), the claimant or his duly authorized representative, upon written application to the Committee in person or by certified mail, postage prepaid may request a review of such denial, may review pertinent documents and may submit issues and comments in writing.

(d) Claims Reviewer: Upon receipt of notice of a request for review, the Committee shall be the claims reviewer. The claims reviewer shall make a prompt decision on the review. The decision on review shall be written in a manner calculated to be understood by the claimant, and shall include specific reasons for the decision and specific references to the pertinent Plan provisions on which the decision is based. The decision on review shall be made not later than 60 days after the Committee's receipt of a request for a review, unless special circumstances require an extension of time for processing in which case a decision shall be rendered not later than 120 days after receipt of a request for review. If such extension is necessary, the claimant shall be given written notice of the extension prior to the expiration of the initial 60-day period. If notice of the decision on the review is not furnished in accordance with this paragraph
     (d), the claim shall be deemed denied as of the 70th day after claimant's request for review (or the 10th day after the expiration of any extension of time of which claimant has been given written notice by the Committee) and the claimant shall be permitted to exercise his right to legal remedy pursuant to paragraph (c) of this section.

(e) Legal Remedy: After exhaustion of the claims procedure as provided under this Plan. nothing shall prevent any person from pursuing any other legal remedy.

                                     -14-